Exhibit 23.1

Independent Auditors’ Consent

The Board of Directors

Provident Bankshares Corporation:

We consent to the incorporation by reference in the Registration Statement on Forms S-3 (Nos. 33-73162, 33-62859, and 333-30678) and Forms S-8 (Nos. 33-19352, 33-22552, 33-37502, 33-51462, 33-92510, 333-34409, 333-45651, 333-58881, 333-90520, and 333-106158) of Provident Bankshares Corporation of our report dated March 5, 2004, with respect to the consolidated statements of condition of Provident Bankshares and subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of income, changes in stockholders’ equity and comprehensive income, and cash flows for the years then ended, which report appears in the December 31, 2003 annual report on Form 10-K of Provident Bankshares Corporation. Our report refers to the adoption of Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangibles, by Provident Bankshares Corporation effective January 1, 2002.

KPMG LLP

Baltimore, Maryland

March 11, 2004